Exhibit 99.1

Cardlytics Announces Fourth Quarter and Full Year 2023 Financial Results
Atlanta, GA – March 14, 2024 – Cardlytics, Inc. (NASDAQ: CDLX), a digital advertising platform, today announced financial results for the fourth quarter and full year ended December 31, 2023. Supplemental information is available on the Investor Relations section of the Cardlytics website at http://ir.cardlytics.com/.
"The fourth quarter capped a transformational year for Cardlytics," said Karim Temsamani, CEO of Cardlytics. "With our cost structure rebalanced, we can now focus on building a best-in-class platform with top-tier targeting and a differentiated user experience that will help deliver the best outcomes for our partners, their customers and our advertisers."

"Achieving growth and improving our capital structure are our top priorities," said Alexis DeSieno, CFO of Cardlytics. "In 2023, we turned to full year positive Adjusted EBITDA for the first time since 2019, and our Q1 guidance implies further acceleration. We are on a path to double-digit billings growth in 2024 and positive operating cash flow on an annual basis."
Fourth Quarter 2023 Financial Results
•Total Revenue was $89.2 million, an increase of 8.1% compared to $82.5 million in the fourth quarter of 2022.
•Billings, a non-GAAP metric, was $131.9 million, an increase of 4.6% compared to $126.1 million in the fourth quarter of 2022.
•Adjusted Contribution, a non-GAAP metric, was $47.3 million, an increase of $7.3 million compared to $40.0 million in the fourth quarter of 2022.
•Net Loss attributable to common stockholders was $(100.8) million, or $(2.56) per diluted share, based on 39.5 million weighted-average common shares outstanding, compared to a Net Loss attributable to common stockholders of $(378.3) million, or $(11.32) per diluted share, based on 33.4 million weighted-average common shares outstanding in the fourth quarter of 2022.
•Adjusted EBITDA, a non-GAAP metric, was $10.0 million, an increase of $16.1 million compared to $(6.1) million in the fourth quarter of 2022.
•Adjusted Net Income (Loss), a non-GAAP metric, was $5.7 million, or $0.14 per diluted share, based on 39.5 million weighted-average common shares outstanding in the fourth quarter of 2023, compared to a Adjusted Net Loss of $(9.7) million, or $(0.29) per diluted share, based on 33.4 million weighted-average common shares outstanding in the fourth quarter of 2022.
•Net cash provided by operating activities was $2.9 million, an increase of $16.0 million compared to net cash used in operating activities of $(13.1) million in the fourth quarter of 2022.
•Free Cash Flow, a non-GAAP metric, was $(0.8) million, an increase of $15.5 million compared to $(16.3) million in the fourth quarter of 2022.
Fiscal Year 2023 Financial Results
•Total Revenue was $309.2 million, an increase of 3.6% compared to $298.5 million in 2022.
•Billings, a non-GAAP metric, was $453.4 million, an increase of 2.5% compared to $442.5 million in 2022.
•Adjusted Contribution, a non-GAAP metric, was $158.6 million, an increase of 10.9% compared to $143.0 million in 2022.
•Net Loss attributable to common stockholders was $(134.7) million, or $(3.69) per diluted share, based on 36.5 million weighted-average common shares outstanding, compared to a Net Loss attributable to common stockholders of $(465.3) million, or $(13.92) per diluted share, based on 33.4 million weighted-average common shares outstanding in 2022.
•Adjusted EBITDA, a non-GAAP metric, was $3.8 million, an increase of $48.9 million compared to $(45.2) million in 2022.

•Adjusted Net Loss, a non-GAAP metric, was $(11.4) million, or $(0.31) per diluted share, based on 36.5 million weighted-average common shares outstanding in 2023, compared to a Adjusted Net Loss of $(60.3) million, or $(1.80) per diluted share, based on 33.4 million weighted-average common shares outstanding in 2022.
•Net cash used in operating activities was $(0.2) million, an increase of $53.7 million compared to $(53.9) million in 2022.
•Free Cash Flow, a non-GAAP metric, was $(12.6) million an increase of $54.8 million compared to $(67.4) million in 2022.
Key Metrics
•Cardlytics MAUs in the quarter were 168.0 million, an increase of 7.1% compared to 156.9 million in the fourth quarter of 2022. For full year 2023, Cardlytics MAUs were 162.1 million, an increase of 4.9% compared to 154.6 million in 2022.
•Cardlytics ARPU was $0.53 for each of the fourth quarters for 2023 and 2022. For the full year 2023 Cardlytics ARPU was $1.91, a decrease of 1.3% compared to $1.93 in 2022.
Definitions of MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
First Quarter 2024 Financial Expectations
Cardlytics anticipates billings, revenue, adjusted contribution and adjusted EBITDA to be in the following ranges (in millions):

Q1 2024 Guidance
Billings(1)	$105.0 - $109.0
Revenue	$70.0 - $73.0
Adjusted Contribution(2)	$37.0 - $39.0
Adjusted EBITDA(3)	($1.0) - $1.0
(1)A reconciliation of billings to GAAP Revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Billings."
(2)A reconciliation of Adjusted Contribution to GAAP Gross Profit on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.
(3)A reconciliation of Adjusted EBITDA to GAAP Net Loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.
Earnings Teleconference Information
Cardlytics will discuss its fourth quarter and full year 2023 financial results during a teleconference today, March 14, 2024, at 5:00 PM ET / 2:00 PM PT. A live dial-in will be available after registering at http://ir.cardlytics.com/. Shortly after the conclusion of the call, a replay of this conference call will be available through 8:00 PM ET on March 22, 2024 on the Cardlytics Investor Relations website at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their rewards programs that promote customer loyalty and deepen relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in Menlo Park, Los Angeles, New York, and London. Learn more at www.cardlytics.com.

Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our financial guidance for the first quarter of 2024, our billings and positive operating cash flow expectations for 2024, and our platform improvements. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: risks related to unfavorable conditions in the global economy and the industries that we serve; our quarterly operating results have fluctuated and may continue to vary from period to period; our ability to sustain our revenue growth and billings; risks related to our substantial dependence on our Cardlytics platform; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America"), Wells Fargo Bank, National Association (“Wells Fargo”) and a limited number of other financial institution (“FI”) partners; risks related to our ability to maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FI partners; our ability to attract new partners, including FI partners, and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing partners and retailers, and develop and launch new services and features; and other risks detailed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission on March 14, 2024 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance in this press release: Billings, Adjusted Contribution, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share and Free Cash Flow, as well as certain other performance metrics, such as monthly active users (“MAUs”) and average revenue per user (“ARPU”).
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

Billings represents the gross amount billed to customers and marketers for services in order to generate revenue. Cardlytics platform Billings is recognized gross of both Consumer Incentives and Partner Share. Cardlytics platform GAAP Revenue is recognized net of Consumer Incentives and gross of Partner Share. Bridg platform Billings is the same as Bridg platform GAAP Revenue. We define Adjusted Contribution as a measure by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our partners. Adjusted Contribution demonstrates how incremental revenue on our platforms generates incremental amounts to support our sales and marketing, research and development, delivery costs, general and administration and other investments. Adjusted Contribution is calculated by taking our total revenue less our Partner Share and other third-party costs. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. We define Adjusted EBITDA represents our Net Loss before income tax benefit; interest expense, net; depreciation and amortization; stock-based compensation expense; acquisition, integration and divestiture costs (benefits); change in fair value of contingent consideration; foreign currency (gain) loss; impairment of goodwill and intangible assets; loss on divestiture; and restructuring and reduction of force. We define Adjusted Net Income (Loss) as our Net Loss before stock-based compensation expense; foreign currency (gain) loss; acquisition, integration and divestitures costs (benefits); amortization of acquired intangibles; change in fair value of contingent consideration; impairment of goodwill and intangible assets; loss on divestiture; restructuring and reduction of force; and income tax benefit. We define Adjusted Net Income (Loss) per share as Adjusted Net Income (Loss) divided by our weighted-average common shares outstanding, diluted. We define Free Cash Flow as net cash provided by (used in) operating activities, plus acquisition of property and equipment, acquisition of patents and capitalized software development costs. We believe free cash flow is useful to measure the funds generated in a given period that are available to invest in the business. We believe this supplemental information enhances stockholders' ability to evaluate our performance.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define MAUs as targetable customers that have logged in and visited online or mobile applications containing offers, opened an email containing an offer, or redeemed an offer from the Cardlytics platform during a monthly period. We then calculate a monthly average of these MAUs for the periods presented. We define ARPU as the total Revenue generated in the applicable period calculated in accordance with GAAP, divided by the average number of MAUs in the applicable period.

CARDLYTICS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$91,830	$121,905
Restricted cash	—	80
Accounts receivable and contract assets, net	120,622	115,609
Other receivables	5,379	4,470
Prepaid expenses and other assets	6,097	7,978
Total current assets	223,928	250,042
Long-term assets:
Property and equipment, net	3,323	5,916
Right-of-use assets under operating leases, net	7,310	6,571
Intangible assets, net	35,003	53,475
Goodwill	277,202	352,721
Capitalized software development costs, net	24,643	19,925
Other long-term assets, net	2,735	2,586
Total assets	$574,144	$691,236
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,425	$3,765
Accrued liabilities:
Accrued compensation	11,662	10,486
Accrued expenses	9,587	21,335
Partner Share liability	48,867	48,593
Consumer Incentive liability	52,678	53,983
Deferred revenue	2,405	1,751
Current operating lease liabilities	2,127	4,910
Current contingent consideration	39,398	104,121
Total current liabilities	171,149	248,944
Long-term liabilities:
Convertible senior notes, net	227,504	226,047
Long-term debt	30,073	—
Long-term deferred revenue	67	334
Long-term operating lease liabilities	6,391	4,306
Long-term contingent consideration	4,162	—
Total liabilities	439,346	479,631
Stockholders’ equity:
Common stock	9	9
Additional paid-in capital	1,243,594	1,182,568
Accumulated other comprehensive income	2,467	5,598
Accumulated deficit	(1,111,272)	(976,570)
Total stockholders’ equity	134,798	211,605
Total liabilities and stockholders’ equity	$574,144	$691,236
CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$89,167	$82,503	$309,204	$298,542
Costs and expenses:
Partner Share and other third-party costs	41,880	42,511	150,578	155,507
Delivery costs	7,797	6,583	28,248	30,403
Sales and marketing expense	14,111	16,825	57,425	74,745
Research and development expense	12,512	14,801	51,352	54,435
General and administration expense	13,904	20,065	58,810	81,446
Acquisition, integration and divestiture costs (benefits)	1,833	1,395	(6,313)	(2,874)
Change in fair value of contingent consideration	16,291	(14,030)	1,246	(128,174)
Impairment of goodwill and intangible assets	70,518	370,139	70,518	453,288
Loss on divestiture	6,550	—	6,550	—
Depreciation and amortization expense	6,695	6,849	26,460	37,544
Total costs and expenses	192,091	465,138	444,874	756,320
Operating loss	(102,924)	(382,635)	(135,670)	(457,778)
Other income (expense):
Interest expense, net	(839)	(150)	(2,336)	(2,556)
Foreign currency gain (loss)	2,925	4,506	3,304	(6,376)
Total other income (expense)	2,086	4,356	968	(8,932)
Loss before income taxes	(100,838)	(378,279)	(134,702)	(466,710)
Income tax benefit	—	—	—	1,446
Net Loss	(100,838)	(378,279)	(134,702)	(465,264)
Net Loss attributable to common stockholders	$(100,838)	$(378,279)	$(134,702)	$(465,264)
Net Loss per share attributable to common stockholders, basic and diluted	$(2.56)	$(11.32)	$(3.69)	$(13.92)
Weighted-average common shares outstanding, basic and diluted	39,454	33,419	36,488	33,419

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Delivery costs	$627	$266	$2,427	$2,682
Sales and marketing expense	3,137	3,170	12,624	11,935
Research and development expense	4,144	3,843	16,392	13,262
General and administration expense	3,116	5,213	9,537	16,807
Total stock-based compensation expense	$11,024	$12,492	$40,980	$44,686

CARDLYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2023	2022
Operating activities
Net Loss	$(134,702)	$(465,264)
Adjustments to reconcile net loss to net cash used in operating activities:
Credit loss expense	1,704	2,399
Depreciation and amortization	26,460	37,544
Amortization of financing costs charged to interest expense	1,648	1,595
Amortization of right-of-use assets	3,055	6,196
Impairment of goodwill and intangible assets	70,518	453,288
Loss on divestiture	6,550	—
Stock-based compensation expense	40,980	44,686
Change in fair value of contingent consideration	1,246	(128,174)
Other non-cash (income) expense, net	(4,170)	6,589
Income tax benefit	—	(1,446)
Change in operating assets and liabilities:
Accounts receivable and contract assets, net	(7,725)	(4,546)
Prepaid expenses and other assets	2,492	535
Accounts payable	239	(893)
Other accrued expenses	(7,492)	(9,516)
Partner Share liability	405	1,721
Customer Incentive liability	(1,393)	1,382
Net cash used in operating activities	(185)	(53,904)
Investing activities
Acquisition of property and equipment	(667)	(1,171)
Acquisition of patents	—	(175)
Capitalized software development costs	(11,725)	(12,140)
Business acquisitions, net of cash acquired	—	(2,274)
Proceeds from divestitures, net of cash divested	2,330	—
Net cash used in investing activities	(10,062)	(15,760)
Financing activities
Proceeds from issuance of debt	30,000	—
Principal payments of debt	(31)	(35)
Proceeds from issuance of common stock	55	379
Settlement of contingent consideration	(50,050)	—
Deferred equity issuance costs	—	(157)
Repurchase of common stock	—	(40,000)
Debt issuance costs	—	(174)
Net cash used in financing activities	(20,026)	(39,987)
Effect of exchange rates on cash, cash equivalents and restricted cash	118	(1,926)
Net decrease in cash, cash equivalents and restricted cash	(30,155)	(111,577)
Cash, cash equivalents, and restricted cash — Beginning of period	121,985	233,562
Cash, cash equivalents, and restricted cash — End of period	$91,830	$121,985

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO BILLINGS
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Consolidated
Revenue	$89,167	$82,503	$309,204	$298,542
Plus:
Consumer Incentives	42,780	43,613	144,222	143,935
Billings	$131,947	$126,116	$453,426	$442,477
Cardlytics platform
Revenue	$82,604	$76,647	$285,425	$277,185
Plus:
Consumer Incentives	42,780	43,613	144,222	143,935
Billings	$125,384	$120,260	$429,647	$421,120
Bridg platform
Revenue	$6,563	$5,856	$23,779	$21,357
Plus:
Consumer Incentives	—	—	—	—
Billings	$6,563	$5,856	$23,779	$21,357

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Consolidated
Revenue	$89,167	$82,503	$309,204	$298,542
Minus:
Partner Share and other third-party costs	41,880	42,511	150,578	155,507
Delivery costs(1)	7,797	6,583	28,248	30,403
Gross Profit	39,490	33,409	130,378	112,632
Plus:
Delivery costs(1)	7,797	6,583	28,248	30,403
Adjusted Contribution	$47,287	$39,992	$158,626	$143,035
Cardlytics platform
Revenue	$82,604	$76,647	$285,425	$277,185
Minus:
Partner Share and other third-party costs	41,635	42,375	149,907	154,204
Delivery costs(1)	6,027	5,271	21,447	24,112
Gross Profit	34,942	29,001	114,071	98,869
Plus:
Delivery costs(1)	6,027	5,271	21,447	24,112
Adjusted Contribution	$40,969	$34,272	$135,518	$122,981
Bridg platform
Revenue	$6,563	$5,856	$23,779	$21,357
Minus:
Partner Share and other third-party costs	245	136	671	1,303
Delivery costs(1)	1,770	1,312	6,801	6,291
Gross Profit	4,548	4,408	16,307	13,763
Plus:
Delivery costs(1)	1,770	1,312	6,801	6,291
Adjusted Contribution	$6,318	$5,720	$23,108	$20,054
(1)Stock-based compensation expense recognized in consolidated delivery costs totaled $0.6 million and $0.3 million during the three months ended December 31, 2023 and 2022, respectively. Stock-based compensation expense recognized in consolidated delivery costs totaled $2.4 million and $2.7 million during the year ended December 31, 2023 and 2022, respectively.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Loss	$(100,838)	$(378,279)	$(134,702)	$(465,264)
Plus:
Interest expense, net	839	150	2,336	2,556
Depreciation and amortization	6,695	6,849	26,460	37,544
Stock-based compensation expense	11,024	12,492	40,980	44,686
Acquisition, integration and divestiture costs (benefits)	1,833	1,395	(6,313)	(2,874)
Change in fair value of contingent consideration	16,291	(14,030)	1,246	(128,174)
Foreign currency (gain) loss	(2,925)	(4,506)	(3,304)	6,376
Impairment of goodwill and intangible assets	70,518	370,139	70,518	453,288
Loss on divestiture	6,550	—	6,550	—
Restructuring and reduction of force	—	(347)	—	8,139
Income tax benefit	—	—	—	(1,446)
Adjusted EBITDA	$9,987	$(6,137)	$3,771	$(45,169)

CARDLYTICS, INC.
RECONCILIATION OF ADJUSTED CONTRIBUTION TO ADJUSTED EBITDA
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Consolidated
Adjusted Contribution	$47,287	$39,992	$158,626	$143,034
Minus:
Delivery costs	7,797	6,583	28,248	30,402
Sales and marketing expense	14,111	16,825	57,425	74,745
Research and development expense	12,512	14,801	51,352	54,435
General and administration expense	13,904	20,065	58,810	81,446
Stock-based compensation expense	(11,024)	(12,492)	(40,980)	(44,686)
Restructuring and reduction of force	—	347	—	(8,139)
Adjusted EBITDA	$9,987	$(6,137)	$3,771	$(45,169)
Cardlytics platform
Adjusted Contribution	$40,969	$34,272	$135,518	$122,981
Minus:
Delivery costs	6,027	5,271	21,447	24,112
Sales and marketing expense	12,249	14,484	48,671	67,830
Research and development expense	10,975	13,002	45,746	47,579
General and administration expense	13,222	19,070	56,542	79,069
Stock-based compensation expense	(9,947)	(12,309)	(37,782)	(43,490)
Restructuring and reduction of force	—	347	—	(8,139)
Adjusted EBITDA	$8,443	$(5,593)	$894	$(43,980)
Bridg platform
Adjusted Contribution	$6,318	$5,720	$23,108	$20,053
Minus:
Delivery costs	1,770	1,312	6,801	6,290
Sales and marketing expense	1,862	2,341	8,754	6,915
Research and development expense	1,537	1,799	5,606	6,856
General and administration expense	682	995	2,268	2,377
Stock-based compensation expense	(1,077)	(183)	(3,198)	(1,196)
Restructuring and reduction of force	—	—	—	—
Adjusted EBITDA	$1,544	$(544)	$2,877	$(1,189)

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER SHARE
(Amounts in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Loss	$(100,838)	$(378,279)	$(134,702)	$(465,264)
Plus:
Stock-based compensation expense	11,024	12,492	40,980	44,686
Foreign currency (gain) loss	(2,925)	(4,506)	(3,304)	6,376
Acquisition, integration and divestiture costs (benefits)	1,833	1,395	(6,313)	(2,874)
Amortization of acquired intangibles	3,258	3,459	13,589	25,019
Change in fair value of contingent consideration	16,291	(14,030)	1,246	(128,174)
Impairment of goodwill and intangible assets	70,518	370,139	70,518	453,288
Loss on divestiture	6,550	—	6,550	—
Restructuring and reduction of force	—	(347)	—	8,139
Income tax benefit	—	—	—	(1,446)
Adjusted Net Income (Loss)	$5,711	$(9,677)	$(11,436)	$(60,250)
Weighted-average number of shares of common stock used in computing Adjusted Net Income (Loss) per share:
Weighted-average common shares outstanding, diluted	39,454	33,419	36,488	33,419
Adjusted Net Income (Loss) per share attributable to common stockholders, diluted	$0.14	$(0.29)	$(0.31)	$(1.80)

CARDLYTICS, INC.
RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
(Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$2,934	$(13,101)	$(185)	$(53,904)
Plus:
Acquisition of property and equipment	(274)	(82)	(667)	(1,171)
Acquisition of patents	—	(101)	—	(175)
Capitalized software development costs	(3,423)	(2,970)	(11,725)	(12,140)
Free Cash Flow	$(763)	$(16,254)	$(12,577)	$(67,390)

CARDLYTICS, INC.
RECONCILIATION OF FORECASTED GAAP REVENUE TO BILLINGS
(Amounts in millions)

Q1 2024 Guidance
Revenue	$70.0 - $73.0
Plus:
Consumer Incentives	$35.0 - $36.0
Billings	$105.0 - $109.0

Contacts:

Public Relations:
pr@cardlytics.com

Investor Relations:
ir@cardlytics.com